Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Petrohawk Energy Corporation on Form S-8 of our report, dated February 14, 2003, appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004.
/s/ HEIN & ASSOCIATES LLP
Orange, California
July 28, 2005